UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 29, 2004


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


           FLORIDA                      0-26509                  65-0601272
(State or other jurisdiction       (Commission File           (I.R.S. Employer
     of incorporation)                  Number)              Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 769-3749
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         National Coal Corp. consummated the sale of an additional 241.33 shares of our Series A Convertible Preferred Stock and Warrants to purchase 482,660 shares of our Common Stock, which securities were sold upon the exercise of additional purchase rights granted in August 2004 to investors who participated in our previously announced private placements of Series A Preferred Stock and Warrants and Convertible Promissory Notes. We received gross proceeds of approximately $3,620,000 in connection with the sale of these securities.

         In addition, holders of Convertible Promissory Notes in the principal amount of $3,000,000, which notes were issued by us in our August 2004 private placement, converted the notes into 200 shares of our Series A Preferred Stock and Warrants to purchase 400,000 shares of our Common Stock.

         Each share of Series A Convertible Preferred Stock has a conversion price of $1.50 and initially is convertible into 10,000 shares of our Common Stock. The Warrants have a term expiring on August 31, 2006 and an exercise price of $2.10 per share.

         Each of the investors in these transactions represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONAL COAL CORP.



Date:    December 30, 2004                  By:   /S/ ROBERT CHMIEL
                                                 -------------------------------
                                                 Robert Chmiel
                                                 Chief Financial Officer


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